EXHIBIT 99.1

Exactech Acquires Minimally Invasive Spine Reconstruction Portfolio

GAINESVILLE, Fla. - August 27, 2010 - Exactech, Inc. (Nasdaq: EXAC), a developer and producer of bone and joint restoration products for hip, knee, shoulder, spine and biologic materials, announced today the acquisition of several innovative spine product lines and all related technology from VertiFlex, Inc. a leading developer of minimally invasive and motion preserving spinal surgery technologies.

Included in the acquisition are the Silverbolt Percutaneous Pedicle Screw System and related assets.

Exactech Senior Vice President and Spine Division General Manager Bruce Thompson said, "The minimally invasive VertiFlex products and technologies fit well with the current Exactech spine product portfolio, which includes a range of cervical and lumbar fusion product solutions.

"The Silverbolt MIS Fusion Platform offers a significant new approach to minimally invasive spine surgery. It allows for delivery of a rod into the pedicle screws in a straightforward step with no additional incisions. The proprietary design of the Silverbolt platform ensures precise alignment even in the more difficult L5-S1 cases, while assuring accuracy of the rod delivery during a minimally invasive procedure. The Silverbolt System also supports a mini-open approach through VertiFlex's unique Oracle Expandable Retractor to aid in the implantation of an interbody fusion cage.

"With these important additions to our portfolio, Exactech becomes one of the few companies in the spine industry with products implanted through a surgical approach designed to reduce the length of hospital stays and shorten overall patient rehabilitation times," Thompson said.

VertiFlex Chief Executive Officer and President Earl R. Fender said, "This asset divestiture is strategically important for VertiFlex in that it allows us to further focus on our Superion Interspinous Spacer programs. We are very pleased with the outcome of this transaction. Now 100 percent of our attention is on Superion - the primary value driver for our company. We look forward to assisting Exactech with a smooth transition of the Silverbolt platform to best serve surgeon customers and the corresponding global distributor sales network."

EXACTECH INC.

About VertiFlex, Inc.

VertiFlex is a privately held medical device company dedicated to the advancement of minimally invasive and motion preserving technologies for disorders of the spine. Founded in 2005 and headquartered in San Clemente, CA, VertiFlex currently markets products globally in addition to conducting a pivotal IDE trial for a next generation interspinous spacer. The Superion Interspinous Spacer is a percutaneous titanium implant that fits between the spinous processes in the lumbar spine. Superion received CE mark in 2007. For additional information see www.vertiflexspine.com

About Exactech

Based in Gainesville, Fla., Exactech is celebrating its 25th anniversary developing and marketing orthopaedic implant devices, related surgical instruments and biologic materials and services to hospitals and physicians. The company manufactures many of its orthopaedic devices at its Gainesville facility. Exactech's orthopaedic products are used in the restoration of bones and joints that have deteriorated as a result of injury or diseases such as arthritis. Exactech markets its products in the United States, in addition to more than 30 markets in Europe, Latin America, Asia and the Pacific. Additional information about Exactech, Inc. can be found at http://www.exac.com. Copies of Exactech's press releases, SEC filings, current price quotes and other valuable information for investors may be found at http://www.exac.com and http://www.hawkassociates.com.

An investment profile and complete investor utility on Exactech may be found at http://www.hawkassociates.com/profile/exac.cfm. To receive future releases in e-mail alerts, sign up at http://www.hawkassociates.com/about/alert.

This release contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which represent the company's expectations or beliefs concerning future events of the company's financial performance. These forward-looking statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include the effect of competitive pricing, the company's dependence on the ability of third party manufacturers to produce components on a basis which is cost-effective to the company, market acceptance of the company's products and the effects of government regulation. Results actually achieved may differ materially from expected results included in these statements.

Investor contacts

Jody Phillips

Chief Financial Officer

352-377-1140

Julie Marshall or Frank Hawkins

Hawk Associates

305-451-1888

E-mail: exactech@hawkassociates.com.

EXACTECH INC.